Oportun announces definitive agreement to acquire Digit

Oportun to offer unmatched neobanking platform with A.I.-driven lending, saving, investing, and banking capabilities tailored to the needs of hardworking people

1.4 million combined active members and a platform for accelerating growth

SAN CARLOS, Calif., Nov. 16, 2021 – Oportun (Nasdaq:OPRT), a mission-driven fintech company today announced that it has signed a definitive agreement to acquire Digit (digit.co), a neobanking platform that provides automated savings, investing, and banking tools. By doing so, Oportun will further expand its A.I. and digital capabilities, adding to its services to provide consumers a holistic offering built to address their financial needs.

“This is a transformational deal that will expand our addressable market, accelerate and diversify revenue growth, and position Oportun for even more future success,” said Raul Vazquez, CEO of Oportun. “In Digit, we are purchasing a proven and scalable neobanking solution that gets us to market 3-5 years earlier than if we were to build it on our own.”

Oportun will acquire Digit for approximately $212.9 million, comprised of $98.5 million in equity and $114.4 million in cash, subject to customary adjustments. Oportun has obtained a commitment to finance the cash consideration.

Creating an unmatched neobanking platform

Designed to advance the everyday financial needs of hardworking people

	Oportun + digit	acorns	chime	Current	Dave	SoFi	Upstart	Varo
Personal loans	●					●	●	
Lending-as-a-Service	●						●	
Credit cards	●		●			●		●
Profitability	●						●	
Mobile banking	●	●	●	●	●	●		●
Early direct deposit	●		●	●	●	●		●
Personal financial management	●	●	●	●	●	●		●
Overdraft monitoring	●		●	●	●	●		●
Automated investing & brokerage	●	●				●		
Long-term savings	●	●	●	●	●	●		●

OPORTUN

Source: CB Insights, company filings, Pitchbook

Combining Oportun and Digit will create a leading neobanking platform with capabilities that include:
•A proven and profitable lending platform

•An unsecured credit card, with starting lines up to $1,000, available to customers without a credit score
•Digital banking with built-in intelligent and effortless budgeting capabilities
•Automated savings and investing features
•A.I.-driven, mobile-first consumer platforms

Digit is a neobanking platform founded in 2013 that provides its 600,000 paying members with personalized savings, investing and banking tools. Digit members can keep and integrate their existing bank accounts into the platform, or they can make Digit their primary banking relationship by opening new accounts via Digit’s bank partner.

Acquisition unlocks significant value for Oportun & Digit

Digit is a great business

- World-class team that has built A.I.-driven financial products
- 600K paying member members[1]
- NPS of 70
- iOS app store rating of 4.7
- 660M algorithmic transfers
- ~$40M ARR
- Break-even on EBITDA basis

Digit's offering represents a leading value proposition in neobanking

Oportun makes Digit's business even better

- Cross-sell to Oportun applicants
- Cross-sell to current and former Oportun borrowers
- Product configurations at more compelling price points
- Enhanced A.I. capabilities and expanded data sets

Leverages Oportun's applicant funnel and A.I.-driven marketing engine to accelerate member growth

Digit accelerates Oportun's vision by 3-5 years

- Platform adds banking, investing and saving products
- Daily customer engagement
- Real-time, first-party data
- Native mobile apps
- Greater customer lifetime value
- Increase conversion; lower CAC
- Revenue diversification

Broadens product offering, enhances data for A.I.-driven models and fortifies digital-first platform

Personal Loans | Secured Personal Loans | Credit Cards | Digital Banking | Auto Saving | Overdraft Monitoring | Long-Term Saving and Investing

OPORTUN

(1) Digit members are individuals who are paying a membership fee

Enabled by A.I., Digit automatically sets aside funds for members by analyzing cash flow and recognizing how much can be saved and invested today, while remaining well within a member’s immediate financial means.

The strategic benefits of the transaction include:

•Combined 1.4 million members and a platform for accelerating growth
•Cross-selling opportunity to all applicants, as well as current and former customers of both Oportun and Digit
•Seamless customer experience to be created through integration
•Higher conversion and lower CAC by making neobanking available to everyone who comes to Oportun and Digit
•Daily engagement with customers deepens and extends relationships
•A.I. capabilities are enhanced and expanded with real-time data
•Financial management algorithms improve members’ financial health
•Revenue diversification with the addition of subscription, transaction, and interchange fees

“With this acquisition, we believe we will be able to quickly actualize a bold vision for an A.I.-driven, digital-first platform that helps members daily when they need to borrow, save, invest, and bank,” continued Vazquez. “As a combined company, we will redefine what it means to be a neobank, with outstanding products and service that address the everyday financial needs of hardworking people.”

Raul Vazquez provided additional commentary via a company blog which can be viewed here.

“Over the past 6 years, Digit has helped millions of Americans save for everything from emergencies to down payments, vacations and more. The impact we’ve had on our members is proof that technology can make it easier to live a financially healthy life,” said Ethan Bloch, founder and CEO of Digit. “We have been obsessed with building a financial service from first principles, focused on improving the financial health of our society, all while creating a product and brand that our members love and are willing to pay for. Joining Oportun will accelerate our collective missions and product visions. Together we will create the leading digital platform, grounded in financial health, to serve all of a hardworking customer’s financial needs: from banking, saving, borrowing, investing, and beyond.”

The Needs Oportun will Address

According to CreditWise, 73% of Americans rank their finances as the number one stress in their lives, while the Financial Health Network’s 2021 Financial Health Pulse indicates that 2/3 of Americans are not financially healthy, and 57% of U.S. consumers are not confident about their long-term financial goals. To build financial health for the long-term, Digit’s members have effortlessly saved a cumulative $7 billion since 2015.

According to the Consumer Financial Protection Bureau (CFPB), overdraft fees cost consumers $17 billion annually. The CFPB further states that most overdraft fees are the result of timing or inattention, not due to financial emergencies. Digit monitors members’ existing bank accounts to help reduce the number of overdrafts they incur.

Details Regarding the Proposed Acquisition

Digit will operate as a business unit within Oportun and continue to be led by Digit founder and CEO, Ethan Bloch. All of Digit’s 100+ employees will join Oportun along with Ethan and continue their job functions.

The boards of directors of Oportun and Digit have each approved the transaction, which is expected to close by the end of 2021 or early 2022, subject to the satisfaction of customary closing conditions.

J.P. Morgan served as exclusive financial advisor and Wilson Sonsini Goodrich & Rosati served as legal counsel to Oportun. Jefferies has provided the financing commitment, subject to customary closing conditions. Goodwin Procter served as legal counsel to Digit. Financial Technology Partners is serving as exclusive strategic and financial advisor to Digit.

Investor presentation available here.

Additional details and information about the terms and conditions of the acquisition will be available in a current report on Form 8-K to be filed by Oportun with the Securities and Exchange Commission.

For more information about Oportun, visit www.oportun.com. For more information about Digit, visit www.digit.co.

Conference Call Information
In conjunction with this announcement, management will host a conference call on Tuesday, November 16, 2021 at 5:00pm ET/2:00 pm PT. The conference call will be broadcast live through Oportun’s Investor Relations website at investor.oportun.com and a conference call replay will be available on the company's website approximately one hour after the broadcast. The replay can be accessed by going to Investor Relations and clicking on Events & Presentations.

About Oportun
Oportun (Nasdaq: OPRT) is a financial services company that leverages its digital platform to provide responsible consumer credit to hardworking people. Using A.I.-driven models that are built on 15 years of proprietary customer insights and billions of unique data points, Oportun has extended more than 4.5 million loans and over $11.1 billion in affordable credit, providing its customers with alternatives to payday and auto title loans. In recognition of its responsibly designed products which help consumers build their credit history, Oportun has been certified as a Community Development Financial Institution (CDFI) since 2009.
About Digit
Founded by Ethan Bloch in 2013, Digit’s mission is to make financial health effortless for everyone by providing members a suite of financial services powered by AI. Digit launched the first truly personalized and automated savings app in 2015 and has since helped members save over $7 billion and pay off over $300 million in debt. Digit will soon be releasing the next evolution of its product which integrates banking features provided by partner banks and makes it the first financial super app that intelligently banks, budgets, saves, and invests for its members.

Forward-Looking Statements
This communication contains forward-looking statements regarding Oportun’s (“Oportun,” “we” or “our”) future business expectations which involve risks and uncertainties, including the expected opportunities, terms, timing, completion and effects of the proposed acquisition of Hello Digit, Inc. (“Digit”) and the expectation that the acquisition of Digit will accelerate customer and revenue growth. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: risks and uncertainties related to our pending acquisition of Digit, including the failure to obtain required regulatory approvals in a timely manner or otherwise; failure to satisfy any closing conditions to the proposed acquisition; costs, expenses or difficulties related to the acquisition of Digit, including the integration of the Digit business; failure to realize the expected benefits and synergies of the proposed acquisition; the potential impact of the announcement, pendency or consummation of the proposed acquisition on relationships with our and/or Digit’s employees, customers, suppliers and other business partners; inability to retain key personnel; changes in legislation or government regulations affecting us or Digit; and economic, financial, social or political conditions that could adversely affect us, Digit or the proposed acquisition. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. All forward-looking statements contained herein are made as of the date hereof. We undertake no duty to update this information unless required by law.

Media Contact
George Gonzalez
650-769-0441
george.gonzalez@oportun.com
Investor Contact
Nils Erdmann
650-810-9074
ir@oportun.com